UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2013

CH ENERGY GROUP, INC.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	IRS Employer Identification No.
0-30512	CH Energy Group, Inc. (Incorporated in New York) 284 South Avenue Poughkeepsie, NY 12601-4839 (845) 452-2000	14-1804460
1-3268	Central Hudson Gas & Electric Corporation (Incorporated in New York) 284 South Avenue Poughkeepsie, NY 12601-4839 (845) 452-2000	14-0555980

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation

On February 15, 2013, Central Hudson Gas & Electric Corporation, a subsidiary of CH Energy Group, Inc., called for redemption, effective March 21, 2013, all 70,028 outstanding shares of its 4½% Cumulative Preferred Stock and all 19,998 outstanding shares of its 4.75% Cumulative Preferred Stock.  The 4½% Cumulative Preferred Stock has a redemption price of $107.00 per share and accrued and unpaid dividends to the redemption date of $1.000 per share. The 4.75% Cumulative Preferred Stock has a redemption price of $106.75 per share and accrued and unpaid dividends to the redemption date of $1.056 per share. The aggregate amount payable is $9,744,735.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

CH ENERGY GROUP, INC.

Date: February 15, 2013	By:	/s/ Kimberly J. Wright
Kimberly J. Wright
Vice President - Accounting and Controller

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

Date: February 15, 2013	By:	/s/ Kimberly J. Wright
Kimberly J. Wright
Controller